UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

Stericycle, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive
Lake Forest, Illinois 60045
(Address of principal executive offices including zip code)

(847) 367-5910
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

We held our 2015 Annual Meeting of Stockholders on May 27, 2015, at the DoubleTree Hotel Chicago O’Hare Airport-Rosemont, Rosemont, Illinois 60018.

At the meeting, stockholders voted on the following matters:

(1)	the election to our Board of Directors of the 10 nominees for director named in the proxy statement for the annual meeting;

(2)	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;

(3)	a non-binding advisory resolution to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote); and

(4)	a stockholder proposal requesting that the Board adopt a policy to require that the Chairman of the Board be an independent director.

The results of this voting were as follows:

Election of Directors

	For	Against	Abstain	Broker Non-Vote
Mark C. Miller	66,847,107	803,533	56,765	6,002,426
Jack W. Schuler	65,946,650	1,569,068	191,687	6,002,426
Charles A. Alutto	67,117,323	531,723	58,359	6,002,426
Lynn D. Bleil	67,416,411	234,584	56,410	6,002,426
Thomas D. Brown	67,270,508	379,353	57,544	6,002,426
Thomas F. Chen	67,227,177	422,915	57,313	6,002,426
Rod F. Dammeyer	66,254,161	1,295,801	157,443	6,002,426
William K. Hall	67,155,293	390,880	161,232	6,002,426
John Patience	66,375,452	1,275,079	56,874	6,002,426
Mike S. Zafirovski	67,255,092	392,789	59,524	6,002,426

Ratification of Appointment of Ernst & Young LLP

For	Against	Abstain	Broker Non-Vote
72,623,229	1,023,791	62,811	--

Say-on-Pay Vote

For	Against	Abstain	Broker Non-Vote
65,592,084	2,018,416	96,905	6,002,426

Stockholder Proposal to Require an Independent Board Chairman

For	Against	Abstain	Broker Non-Vote
28,822,246	38,665,701	219,458	6,002,426

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 28, 2015	Stericycle, Inc.

By:	/s/ Daniel V. Ginnetti

Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer